UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 4, 2012 (August 31, 2012)

OWENS & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

This Current Report on Form 8-K is being filed by Owens & Minor, Inc. (the “Company”) to report that it entered into a definitive share purchase agreement dated August 31, 2012 (the “Purchase Agreement”) with respect to its acquisition (the “Acquisition”) of the majority of Celesio AG’s healthcare third-party logistics business known as the Movianto Group (“Movianto”). The Company had committed to enter into a share purchase agreement when it submitted its binding offer to purchase Movianto on July 23, 2012, as disclosed in the Company’s Current Report on Form 8-K filed on July 24, 2012.

The Purchase Agreement contains customary representations, warranties and post-closing covenants as well as indemnification rights and obligations.

The description of the Acquisition and the Purchase Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by reference to the Purchase Agreement which is being filed as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On August 31, 2012, the Company also closed the Acquisition. The purchase price was approximately 130 million euros and included the repayment of Movianto indebtedness. Of the purchase price, 10 million euros was deposited into escrow to fund potential seller obligations under the Purchase Agreement. The purchase price is subject to post-closing adjustments set forth in the Purchase Agreement.

A copy of the press release announcing the closing is being filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Information and Exhibits.

(c)	Exhibits

10.1	Share Purchase Agreement, dated August 31, 2012.

99.1	Press Release issued by the Company on August 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2012

OWENS & MINOR, INC.

By:	/s/ Grace R. den Hartog

Grace R. den Hartog Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Share Purchase Agreement, dated August 31, 2012.

99.1	Press Release issued by the Company on August 31, 2012.